SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 MANATEE AVENUE WEST, SUITE 200

BRADENTON, FL 34205

 (Address of principal executive offices) (Zip Code)

(941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Section 8 - Other Events

Item 8.01 - Other Events

Silver Falcon Mining, Inc. (the "Company") issued a press release, dated October 18, 2011, entitled-"SILVER FALCON MINING, INC. (SFMI) Enters into a Domestic Refinery Contract"

The press release is in its entirety below:

SILVER FALCON MINING, INC. (SFMI) Enters into a Domestic Refinery Contract

Bradenton, Florida- October 18, 2011 - Silver Falcon Mining, Inc. (OTC:SFMI) announces that it has entered into a supplemental refining agreement with Republic Metals Corporation, a US based refinery, for the analysis, refining, and purchase of  SFMI’s bullion dore.  SFMI believes that Republic Metals will fill its needs for a domestic refining source, due to its advanced refining circuits, excellent management team, unwavering commitment to the environment, and green refining methods.  Republic Metals is one of the largest primary precious metals refineries in the world.

 A first shipment of bullion dore will be made in October and will initiate a revenue stream which wll be added to SFMI’s bottom-line.  The Company will further announce particulars of this first shipment once SFMI receives its refinery payment.

Mr. Pierre Quilliam, CEO, SFMI stated, “This first sale will serve as the launching pad for continuous revenue which will be inked, as such, in subsequent financial filings.  I’m confident that proceeds from milling operations will enable SFMI to become less dependent on financial private placements. I’m thankful for all investors’ commitments and interest in the Company’s efforts to produce and sell a precious metal product at a profit.”  He further states, “Our geologists are exploring and studying the geology of the Sinker Tunnel and are proceeding with the drafting of the Canadian NI 43-101 instrument.”

About Silver Falcon Mining, Inc.
SFMI has mineral rights to approximately 2,000 acres on War Eagle Mountain in southern Idaho. Its Diamond Creek Mill is situated at the foot of War Eagle Mountain and is serviced by 6.2 miles of paved roads from State Highway 78. It maintains year round access to the Sinker Tunnel which will facilitate underground mining of the rich veins crisscrossing the mountain. The Company employs from a local and skilled mining oriented workforce.

On behalf of the Board of Directors of Silver Falcon Mining, Inc.:
Pierre Quilliam, Chief Executive Officer

For further information, contact Investor Relations, #757-306-6090; www.silverfalconmining.com.

Silver Falcon Mining, Inc. cautions that the statements made in this press release constitute forward-looking statements, and makes no guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: October 19, 2011	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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